Exhibit 5.1

Opinion of Holland & Knight LLP

April 5, 2011

eDiets.com, Inc.

1000 Corporate Drive, Suite 600

Fort Lauderdale, Florida 33334

Ladies and Gentlemen:

We have acted as special counsel to eDiets.com, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the registration for resale of 33,068,145 shares of the Company’s common stock, $0.001 par value per share (the “Shares”), to be issued and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended.

In so acting, we have examined such documents, including (i) the Registration Statement, (ii) the Restated Certificate of Incorporation of the Company, as amended, (iii) the By-laws of the Company, (iv) the Registration Rights Agreement, dated as of June 23, 2009, among the Company, the investors listed on Exhibit A thereto and Prides Capital Fund I, L.P., as amended, (v) the Registration Rights Agreement, dated as of February 7, 2011, among the Company, the investors listed on Exhibit A thereto and Prides Capital Partners LLC and (vi) such other documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In addition, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement consisting of (i) 27,972,866 outstanding shares of the Company’s common stock (the “Outstanding Shares”), and (ii) 5,095,279 shares of the Company’s common stock issuable upon exercise of warrants (the “Warrant Shares”), are duly authorized and (a) with respect to the Outstanding Shares, legally and validly issued, fully paid and non-assessable, and (b) with respect to the Warrant Shares, will be, upon payment of the exercise price and when issued and delivered in accordance with the terms of their respective warrants, as amended, legally and validly issued, fully paid and non-assessable.

This opinion letter is limited to the matters stated herein, and no opinion is to be implied or inferred beyond the matters stated herein.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware, including all Delaware statutes, all Delaware court decisions and all provisions of the Delaware constitution that affect the interpretation of the General Corporation Law and the federal laws of the United States of America.

This opinion is subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general applicability, affecting or limiting the rights of creditors, and general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to our name under the caption “Legal Opinions” in the prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ HOLLAND & KNIGHT LLP

HOLLAND & KNIGHT LLP

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